Exhibit 99.1
Global Traffic Network, Inc. Mourns Death of Vice Chairman Robert L. Johander
NEW YORK, Nov 29, 2007 (BUSINESS WIRE) — Global Traffic Network, Inc. (Nasdaq: GNET), announced today that Robert L. Johander, vice-chairman of the Board of Directors, passed away on Monday, November 26, 2007.
Mr. Johander had been a member of the Board of Directors of Global Traffic Network and served as Vice-Chairman since September 30, 2005. He co-founded ValueVision International, Inc., in 1990, serving as its Chief Executive Officer until 1998 and as its Chairman until 1999. Mr. Johander attended the University of Minnesota.
“Bob was instrumental in helping to consolidate the Australia Traffic Network with the Canadian Traffic Network and was the driving force in taking the company public in March of 2006,” said Bill Yde, Global Traffic Network’s Chairman, Chief Executive Office and President. “Bob was a tireless and enthusiastic supporter of the company and his value was immeasurable. He was indeed a visionary and he will be missed by all of his colleagues and friends.”
About Global Traffic Network, Inc.
Global Traffic Network, Inc. obtains commercial advertising inventory from radio and television broadcasters in international markets in exchange for providing traffic and news information reports, and derives substantially all of its revenues from the sale to advertisers of this commercial advertising inventory. For more information, visit the company’s website at www.globaltrafficnetwork.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect the company’s current views with respect to future events. These statements can be recognized by the use of words such as “may,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan,” “is designed to,” “target” and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, without limitation, those discussed under the heading “Risk Factors” and elsewhere in the company’s annual report 10-K. These risks and uncertainties may cause the company’s actual results, performance or achievements to be materially different from any future results, performances or achievements anticipated or implied by these forward-looking statements. Global Traffic Network, Inc. does not undertake any additional obligation to revise or update any forward-looking statements.
SOURCE: Global Traffic Network, Inc.
KCSA Worldwide
Lee Roth / David Burke, 212-682-6300
lroth@kcsa.com / dburke@kcsa.com
or
Global Traffic Network, Inc.
Scott Cody, 212-896-1255
Chief Financial Officer & Chief Operating Officer
scott.cody@globaltrafficnet.com